Exhibit T3B-6

CERTIFICATE OF INCORPORATION

NON-RESIDENT DESIGNATION

AND

MEMORANDUM AND ARTICLES OF ASSOCIATION

FOR

STAR INTERNATIONAL DRILLING LIMITED

HUNTER & HUNTER

GRAND CAYMAN

MEMORANDUM OP ASSOCIATION

OF

STAR INTERNATIONAL DRILLING LIMITED.

1.	The name of the Company is STAR INTERNATIONAL DRILLING LIMITED

2.	The registered office will be situate at the offices of Huntlaw Corporate Services Limited, P.O. Box 1350, the Huntlaw Bldg., Fort Street in the Island of Grand Cayman or at such other place in the Cayman Islands as the Directors may from time to time decide.

3.	The object for which the Company is established are unrestricted and shall include, but without limitation, the following:

(a)	(1)	For itself, or as agent of or contractors with others, to drill wells in search of oil, gas or other minerals solid, liquid or gaseous, to acquire drilling rigs, vessels, pipe lines or other machinery or apparatus necessary therefor and to conduct carry on and engage in the business of engineering and geological consultants.

(2)	To buy, own, sell and lease land or the oil, gas or other minerals situated thereon or thereunder, and to drill wells on same in search of oil, gas and other minerals to gain, win and sell the same.

(3)	To engage in a general oil and mineral brokerage business of trading in oil, gas and mineral lands, whether submerged or not, as well as in the products or by-products therefor.

(b)	(1)	To build, equip, furnish, outfit, repair, purchase, own, charter and lease motor vehicles of all types and descriptions, aircrafts, steam, motor, sail or other vessels, ships, boats, tugs, barges, lighters or other property to be used in the business of transportation, shipping, chartering and other communication and transport operations for the use of the company or for others and to sell, charter, lease, mortgage, pledge or transfer the same or any interest therein to others.

(2)	To carry on the business of importers, exporters and merchants of goods, produce, stores and articles of all kinds both wholesale and retail, packers, wringers, customs brokers, ship agents and chandlers, general carriers and forwarding agents, commission and general agents, manufacturer’s representatives, commodity traders, warehousemen, bonded or otherwise and carriers, and to transact every kind of agency factor and brokerage business and generally to engage in any business or transaction which may seem to the Company directly or indirectly conductive to its interests.

(3)	To carry on the business of an investment company and for that purpose to acquire and hold, either in the name of the Company or in that of any nominee, land and real estate, gold and Silver bullion, shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any government, sovereign, ruler, commissioners, public body or authority, supreme, dependent, municipal, local or otherwise in any part of the world.

(4)	To lend money with or without security either at interest or without and to invest money of the Company in such manner as the Directors think fit.

(5)	To acquire by purchase, lease, exchange, hire or otherwise, lands and hereditaments of any tenure or any interest in the same in any part of the world.

(6)	To sell, lease, let, mortgage or otherwise dispose of the lands, houses, buildings, hereditaments and other property of the Company.

(7)	To carry on the business of a commodity, commodity futures and forward contracts trader and for that purpose to enter into spot, future or forward contracts for the purchase and sale of any commodity including, but without prejudice to the generality of the foregoing, any raw materials, processed materials, agricultural products, produce or livestock, gold and silver bullion, specie and precious or semi-precious stones, goods, articles, services, currencies, rights and interests which may now or in the future be bought and sold in commerce and whether such trading is effected on an organised commodity exchange or otherwise and either to take delivery of, or to sell or exchange any such commodities pursuant to any contract capable of being entered into on any such commodities exchange.

(8)	To carry on the business of a building construction company and to erect and construct either by the Company or through other parties and for the Company’s own use or investment or for any other person, firm or company, houses, hotels, apartment blocks, marinas, harbors, offices, roads, buildings or works of every description on any land of the Company or upon any other lands or hereditaments and to pull down, build or rebuild marinas, harbours, offices, roads, buildings or works thereon, to convert and appropriate any such land into and for roads, streets, squares, gardens and pleasure grounds and other conveniences and generally to deal with and improve the property of the Company and its clients.

(9)	To carry on all or any of the businesses of tourist agents and charter services and for such purposes to carry on the safekeeping, cleaning, repairing, refuelling and the general care of motor vehicles, boats, yachts, sport and fishing craft of all kinds, whatever form of propulsion may be used.

(10)	To carry on all or any of the businesses of general wholesale and/or retail merchants and dealers in hardware and other building requisites, builders merchants, general engineers, metal founders, shipwrights, wharfingers, carriers by sea or land, forwarding agents and commission and general agents, exporters, importers and merchants.

(11)	To carry on whether as principals, agents or otherwise the business of providing and supplying goods, equipment, materials and services of whatsoever nature, and of financiers, company promoters, realtors, financial agents, land owners and dealers in or managers of companies, estates, lands, buildings, goods, materials, services, stocks, leases, annuities and securities of whatsoever type or kind.

(12)	To purchase or otherwise acquire and hold any rights, privileges, concessions, patents, patent rights, licences, secret processes and any real or personal property of any kind whatsoever.

(13)	To carry on the business of importers, exporters and merchants of goods, produce, stores and articles of all kinds both wholesale and retail, packers, wharfingers, customs brokers, ship agents, ship managers, warehousemen, bonded or otherwise and carriers and to transact every kind of agency factor and brokerage business or transaction which may seem to the Company directly or indirectly conducive to its interests.

(14)	To carry on the business of consultants in connection with all manner of services and advisers on all matters relating to companies, firms, partnerships, charities, political and non-political persons and organisations, governments, principalities, sovereign and republican states and countries and to carry on all or any of the businesses of financial, industrial, development, architectural, engineering, manufacturing, contracting, management, advertising, professional business and personal consultants and to advise upon the means and methods for extending, developing, marketing and improving all types of projects, developments, businesses or industries and all systems or processes relating to such businesses and the financing, planning, distribution, marketing and sale thereof.

(15)	To carry on the business of manufacturers, producers, refiners, developers and dealers in all kinds of metals, materials, minerals chemicals, substances and products, whether natural or artificial and of commodity traders, importers, exporters, manufacturers’ representatives, wholesale and/or retail merchants, forwarding agents, commission and general agents and brokers, and generally to carry on and execute all kinds of commercial, hire purchase, trading and other operations.

(c)	To act as a management company in all branches of that activity and without limiting the generality of the foregoing, to act as managers of investments and hotels, estates, real property, buildings and businesses of every kind and generally to carry on business as managers, consultants or agents for or representatives of owners of property of every kind, manufacturers, funds, syndicates, persons, firms and companies for any purpose whatsoever.

(d)	To carry on any other trade or business which may seem to the Company capable of being carried on conveniently in connection with any business of the Company.

(e)	To acquire and take over or undertake all or any part of the real estate, business assets or liabilities of any persons and companies carrying on business of any kind.

(f)	To purchase take on lease or in exchange, hire or otherwise acquire any real or personal property, patents, licences, rights or privileges which the Company may think necessary or convenient for the purposes of its business and to construct maintain and alter any building or works necessary or convenient for the purposes of the Company.

(g)	To invest and deal with the moneys of the Company not immediately required in such manner as may from time to time be determined.

(h)	To borrow or raise money by the issue of ordinary debenture stock or on mortgage or in such other manner as the Company shall think fit.

(i)	To draw, make, accept, endorse, discount, execute and issue all instruments both negotiable and non-negotiable and transferable including promissory notes, bills of exchange, bills of lading, warrants, debentures and bonds.

(j)	To take or otherwise acquire and hold shares in any other company for the benefit of this Company and to sell, improve, repair, lease or mortgage or in any way turn into account all or any part of the property and rights of the Company.

(k)	to make, accept or otherwise handle consignments of goods, wares and merchandise or any of them.

(l)	To establish branches or agencies in the Cayman Islands and elsewhere and to regulate and to discontinue the same.

(m)	To establish, promote and otherwise assist any company or companies for the purposes of furthering any of the objects of which company may seem to benefit this Company.

(n)	To sell or dispose of, lease or let the undertaking of this Company or any part thereof for such consideration as the Company may think fit and in particular for shares, fully or partly paid-up debentures or securities of any other company.

(o)	To distribute any of the property of the Company among the Members in specie.

(p)	To acquire and take over the whole or any part of the business, property and liabilities of any person or persons, firm or corporation carrying on any business or possessed of any property or rights suitable for the purposes of this Company.

(q)	To take or otherwise acquire and hold shares, stock, debentures or other securities of or interest in any other company carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

(r)	To grant pensions, allowances, gratuities and bonuses to employees or ex-employees of the Company or the dependents of such persons and to support, establish or subscribe to any charitable or other institutions, clubs, societies or funds or to any national or patriotic fund.

(s)	To lend and advance moneys or give credit to such persons and on such terms as may be thought fit and to guarantee or stand surety for the obligations of any third party whether such third party is related to the Company or otherwise and whether or not such guarantee or surety is to provide any benefits to the Company and for that purpose to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof, on such terms and conditions as may be thought expedient in support of any such obligations binding on the Company whether contingent or otherwise.

(t)	To enter into partnership or into any arrangements for sharing profits, union of interests, co-operation, joint venture reciprocal concession, amalgamation or otherwise with any person or persons or company engaged or interested or about to become engaged or interested in the carrying on or conduct of any business or enterprise from which this Company would or might derive any benefit whether direct or indirect and to lend money, guarantee the contracts of or otherwise assist any such person or company and to take subscribe for or otherwise acquire shares and securities of any such company and to sell, hold, re-issue with or without guarantee or otherwise deal with the same.

(u)	To enter into any arrangements with any authorities, municipal or local or otherwise and to obtain from any such Authority any rights, privileges or concessions which the Company may think it desirable to obtain and to carry out, exercise and comply with any such arrangements, rights, privileges or concessions.

(v)	To do all such things as are incidental to or which the Company may think conducive to the attainment of the above objects or any of them.

4.	AND IT IS HEREBY DECLARED that each and every Paragraph of this Clause 3 shall be construed independently and shall be treated as an independent and main object of the Company and the powers conferred on the Company by any paragraph shall not be restricted by reference to any other paragraph or to the name of the Company or by the juxtaposition of two or more objects and that in the event of any ambiguity, this Clause and every other paragraph hereof shall be construed in such a way as to widen and not to restrict the powers of the Company.

5.	Except as prohibited or limited by the laws of the Cayman Islands the Company shall have full power and authority to carry out any object and shall have and be capable of from time to time and at all times exercising any and all of the powers at any time or from time to time exercisable by a natural person or body corporate in any part of the world whether as principal, agent, contractor or otherwise.

6.	The liability of the Members is limited.

7.	The capital of the Company is Four Million United States Dollars divided into 40,000 Shares of One Hundred Dollars each with the power for the Company to increase or reduce the said capital and to issue any part of its capital, original or increased, with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions; and so that, unless the condition of issue shall otherwise expressly declare, every issue of shares, whether declared to be preference or otherwise, shall be subject to the power hereinbefore contained.

8.	The Subscriber whose name and address is subscribed herein is [______]rous of being formed into a Company limited by shares and in [______]rance of this Memorandum of Association the Subscriber agrees [______] take the number of shares in the capital of the Company set opposite his name.

9.	[_______] the 3rd day of November, One Thousand Nine Hundred and [______]- Four.

			NO. OF SHARES TAKEN BY
NAME OF SUBSCRIBER	ADDRESS	OCCUPATION	SUBSCRISER
Huntlaw Nominees Ltd	P. O. Box 1350 George Town Grand Cayman	Company	1

Witness to the above Signature:

THE COMPANIES LAW

Company Limited by Shares

ARTICLES OF ASSOCIATION

OF

STAR INTERNATIONAL DRILLING LIMITED

INTERPRETATION

1.	The Regulations contained or incorporated in Table A of the First Schedule of the Companies Law (Revised) shall not apply to this Company.

2.	(a)	In these Articles the following terms shall have the meanings set opposite unless the context otherwise requires:

(i)	Articles	These Article of Association as from time to time amended by special Resolution

(ii)	Auditors	the Auditors for the time being of the company, if any

(iii)	Company	STAR INRERATIONAL DRILLING LIMITED

(iv)	Directors	the companies Law (Revised) of the time being or, as the case may be the directors assembled as a board

(v)	the Law	The Companies Law (Revised) of the cayman Islands and any amendment or other statutory modification thereof and where in these Articles any provision of the Law is referred to, the referred to, the reference is to that provision as modified by any law for the time being in force

(vi)	Member	A person who is registered in the Register of Member of the holder of any shall in the company

(vii)	month	a calendar month

(viii)	Ordinary Resolution	a resolution of a general meeting passed by a majority of the members entitled to vote present at the meeting or a written resolution signed by all members entitled to vote

(ix)	Registered Office	The Registered office of the company as provided in Section 49 of the Law

(x)	Register	of the register of members to be section 39 of the Law

Members

(xi)	Secretary	Any person appointed by the Directors to perform any of the duties of the Secretary including any assistant secretary

(xii)	Seal	the common seal of the Company (if applicable) or any facsimile or official seal (if applicable) for use outside of the Cayman Islands

(xiii)	Share	An ordinary voting share in the capital of the company

(xiv)	Special Resolution	A resolution of general meeting passed by a two thirds majority of the /Members entitled to vote thereat present at the meeting or a written resolution signed by all Members entitled to vote and otherwise in accordance with section 59 of the Law

(b)	Unless the context otherwise requires, expressions defined in the Law and used herein shall have the meanings so defined.

(c)	In these Articles unless the context otherwise requires:-

(i)	words importing the singular number shall include the plural number and vice-versa;

(ii)	words importing the masculine gender only shall include the feminine gender;

(iii)	words importing persons only shall include companies or associations or bodies of persons whether incorporated or not;

(iv)	a notice provided for herein shall be in writing unless otherwise specified and all references herein to “in writing” and “written” shall include printing, lithography, photography and other modes of representing or reproducing words in permanent visible form; and

(v)	“may” shall be construed as permissive and “shall” shall be construed as imperative.

(d)	Heading used herein are intended for convenience only and shall not affect the construction of these Articles.

SHARES

3.	(a)	Subject to the provisions, if any, in that behalf in the Memorandum of Association, and without prejudice to any special rights previously conferred on the holders of existing Shares, any Share may be issued with such preferred, deferred, or other special rights, or such restrictions, whether in regard to dividend, voting, return of Share capital or otherwise, as the Company may from time to time by Special Resolution determine, and subject to the provisions of section 36 of the Law, any Share may, with the sanction of a Special Resolution, be issued on the terms that it is, or at the option of the Company or the holder is liable, to be redeemed.

(b)	If at any time the share capital is divided into different classes of Shares, the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of a resolution passed by not less than three-fourths of such holders of the Shares of that class as may be present in person or by proxy at a separate general meeting of the holders of the Shares of that class. To every such separate general meeting, the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be any one or more persons holding or representing by proxy not less than one-third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll. Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate Of the Company specifying the Share or shares held by and the amount paid up thereon,

4.	(a)	Every person whose name is entered as a Member in the Register of Members shall be entitled, without payment, to a certificate Of the Company specifying the Share or shares held by and the amount paid up thereon, provided that in inspect of a Share or Shares held jointly by several persons, the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all.

(b)	If a Share certificate is defaced, lost or destroyed it may be renewed on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity, as the Directors think fit.

5.	Except as required by law, no person shall be recognised by the Company as holding any Share upon any trust, and the Company Shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any Share (except only as by these Articles or by law otherwise provided or under an order of a court of competent jurisdiction) or any other rights in respect of any Share except an absolute right to the entirety thereof in the registered holder, but the Company may in accordance with the Law issue fractions of Shares.

6.	The Shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Law) allot, grant options over, or otherwise dispose of them to such persons, on such terms and conditions, and at such times as they think fit, but so that no Share shall be issued at a discount, except in accordance with the provisions of the Law.

LIEN

7.	The Company shall have a first and paramount lien on every Share (not being a fully paid Share) for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share, and the Company shall also have a lien on all Shares (other than fully paid-up Shares) standing registered in the name of a single person for all moneys presently payable by him or his estate to the Company; but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The Company’s lien, if any, on a Share shall extend to all dividends payable thereon.

8.	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder for the time being of the Share, or the persons entitled thereto by reason of his death or bankruptcy.

9.	[__________]giving effect to any such sale, the Directors may authorised [__________] person to transfer the Shares sold to the purchaser [__________] The purchaser shall be registered as the holder of the comprised in any person transfer and he shall not be bound to the application of the [__________] purchase money, nor shall his to the Shares be affected by any irregularity or [__________] dity in the proceedings in reference to the sale.

10.	[__________] proceeds of the sale shall be received by the Company and [__________] in payment of such part of [__________] the amount in respect of [__________] the lien exists as is presently payable, and the residue [__________] (subject to a like lien for sums not presently payable as upon the Shares prior to the sale) be paid to the [__________] entitled to the Shares at the date of the sale.

CALLS ON SHARES

11.	[__________]Directors may from time to time make calls upon the Members[__________] respect of any moneys unpaid on their Shares provided that [__________] fall “shall be payable earlier than one month from the last [__________] and each Member shall (subject to receiving at least [__________] teen days’ notice specifying the time or times of payment) [__________] the Company at the time or times so specified the amount On his Shares.

12.	[__________] joint holders of a Share shall be jointly and severally to pay calls in respect thereof.

13.	[__________] called in respect of a Share is not paid before or on [__________] appointed for payment thereof, the person from whom the [__________] due shall pay interest upon the sum at the rate of six cent per annum from the day appointed for the payment [__________]to the time of the actual payment, but the Directors [__________] be at liberty to waive payment of that interest wholly or part.

14.	[__________] provisions of these Articles as to the liability of joint [__________] ders and as to payment of interest shall apply in the case [__________] payment of any sum which, by the terms of issue of a [__________] becomes payable at a fixed time, whether on account of amount of the Share, or by way of premium, as if the same [__________] Become payable by virtue of a call duly made and notified.

15.	[__________] Directors may make arrangements on the issue of Shares for [__________] difference between the holders in the amount of calls to be [__________] and in the times of payment.

16.	Directors may, if they think fit, receive from any Member [__________] ling to advance the same all or any part of the moneys [__________] trailed and unpaid upon any Shares held by him; and upon all of the moneys [__________] so advanced may (until the same would, but [__________] “Such advance, become presently payable) pay interest at [__________] rate (not exceeding without the sanction of the Company in [__________] several meeting six per cent) as may be agreed upon between the [__________] paying the sum in advance and the Directors.

FORFEITURE OF SHARES

17.	If a Member fails to pay any call or instalment of a call on the day appointed for implement thereof, the Directors may, at any time thereafter during. such time as any part of such call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued.

18.	The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed, the Shares in respect of which the call was made will be liable to be forfeited.

19.	If the requirements of any such notice as aforesaid are not complied with, any Share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.

20.	A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

21.	A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which at the date of forfeiture were payable by him to the Company in respect of the Shares, but his liability shall cease if and when the Company receives payment in full of the amount due on the Shares.

22.	A statutory declaration in writing that the declarant is a Director of the Company, and that a Share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration, if any, given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder Of the Share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

23.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the amount of the Share, or by way of premium, as if the same had been made payable by virtue of a call duly made and notified.

TRANSFER AND TRANSMISSION OF SHARES

24.	The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee, and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register of Members in respect thereof.

25.	Shares shall be transferred in the following form, usual or common form approved by the Directors:

I/we, ___________________________ of ___________________________ in consideration of the sum of $ ______________________________paid to me/us by_________________________,of _______________________________ (hereinafter called “ the Transferee”) do hereby transfer to the Transferee the _________ Share (or shares) number __________________________ in the Company called ________________________________ to hold the same unto the Transferee, subject to the several conditions on which I/we hold the same and I/we, the Transferee, do hereby agree to take the said Share (or Shares) subject to the conditions aforesaid.

As witness our hands on the _______________ day of _________________,19 _____________.

Transferor	Transferor

26.	The Directors may, in their absolute discretion and without assigning any reason therefor, decline to register any transfer of Shares to a person of whom they do not approve. The Directors may also suspend the registration of transfers during the fourteen days immediately preceding the annual general meeting in each year. The Directors may decline to recognise any instrument of transfer unless (a) a fee not exceeding one dollar is paid to the Company in respect thereof, and (b) the instrument of transfer is accompanied by the certificate of the Shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

If the Directors refuse to register a transfer of Shares, they shall within one month after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

27.	The legal personal representative of a deceased sole holder of a Share shall be the only person recognised by the Company as having any title to the Share. In case of a Share registered in the names of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only persons recognised by the Company as having any title to the Share.

28.	Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Member in respect of the Share or, instead of being registered himself, to make such transfer of the Share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy.

29.	A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the Share, except that he shall not, before being registered as a Member in respect of the Share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company.

CONVERSION OF SHARES INTO STOCK

30.	The Company may by Ordinary Resolution convert any paid-up Shares into stock, and reconvert any stock into paid-up Shares of any denomination.

31.	The holders of stock may transfer the same, or any part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might prior to conversion have been transferred, or as near thereto as circumstances admit; but the Directors may from time to time fix the minimum amount of stock transferable, and restrict or forbid the transfer of fractions of that minimum, but the minimum shall not exceed the nominal amount of the Shares from which the stock arose.

32.	The holders of stock shall, according to the amount of the stock held by them, have the same rights, privileges and advantages as regards dividends, voting at meetings of the Company and other matters as if they held the Shares from which the stock arose, but no such privilege or advantage (except participation in the dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not, if existing as Shares, have conferred that privilege or advantage.

33.	Such of the Articles of the Company as are applicable to paid-up Shares shall apply to stock, and the words “Share” and “Member” herein shall include “stock” and “stock-holder”.

ALTERATION OF CAPITAL

34.	The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into new Shares of such amount, as the resolution shall prescribe.

35.	Subject to any direction to the contrary that may be given by the Company in general meeting, all new Shares shall be at the disposal of the Directors in accordance with Article 6.

36.	The Shares shall be subject to the same provisions with to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the Shares in the share capital.

37.	[__________] any, if hold a may by Ordinary Resolution:

(a)	consolidate and divide all or any of its Share capital into Shares of larger amount than its existing Shares;

(b)	sub divide its existing Shares, or any of them, into [__________] of smaller amount than is fixed by the Memorandum Association, subject nevertheless to the provisions of section 12 of the Law; and

(c)	Cancel any Shares which, at the date of the passing of the ion, have not been taken or agreed to be taken by person.

38.	[__________] to the provisions of the Law and the Memorandum of [__________]tion, the Company may purchase its own Shares, including [__________]reemable Shares, provided that the manner of purchase has [__________] been authorised by Ordinary Resolution and may make [__________] there for or for any redemption of Shares in any manner [__________] deed by the Law, including out of capital.

STATUTORY MEETINGS

39.	[__________] , if registered as an Ordinary Company under the [__________] general meeting once in every calendar year [__________] time and place as may be resolved by the Company in [__________] meeting or, in default, at such time and place as the [__________] may determine or, in default, at such time in the [__________] month following that in which the anniversary of the incorporation occurs, and at such place as the shall appoint. In default of a general meeting being a general meeting shall be held in the month next and may be convened by any one or more Members in the aggregate not less than one-third of the total Share capital of the Company entitled to vote and in the per as nearly as possible as that in which meetings are revenued by the Directors. The above mentioned general shall be called annual general [__________] meetings; all other meetings shall be called extraordinary general

40.	The Company is registered as an Exempted Company under the [__________] the Directors shall hold at least one Directors meeting in [__________] cayman Islands in each calendar year.

GENERAL MEETINGS

41.	Directors may whenever they think fit, convene an ordinary general meeting. If at any time there are not [__________] dient Directors capable of acting to form a quorum, any or any one or more Members holding in the aggregate [__________] than one-third of the total issued share capital of [__________] entitled to vote may convene an extraordinary [__________] meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors. Directors shall, upon the requisition in writing of one or Members holding in the aggregate not less than one-tenth such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, convene an extraordinary general meeting. Any such requisition shall express the object of the meeting proposed to be called, and shall be left at the Registered Office of the Company. If the Directors do not proceed to convene a general meeting within twenty-one days from the date of such requisition being left as aforesaid, the requisitionists or any or either of them or any other Member or Members holding in the aggregate not less than one-tenth of such paid-up capital of the Company as at the date of the requisition carries the right of voting at general meetings, may convene an extraordinary general meeting to be held at the Registered Office of the Company or at some convenient place within the Cayman Islands at such time, subject to the Company’s Articles as to notice, as the persons convening the meeting fix.

42.	Seven days notice at the least (exclusive of the day the notice is served or deemed to be served, but inclusive on which of the day for which the notice is given) specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of that business shall be given in manner hereinafter provided, or in such other manner (If any) as may be prescribed by the Company in general meetings, to such persons as are entitled to vote or may otherwise be entitled under the Articles of the Company to receive such notices from the Company; but with the consent of all the Members entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and In such manner as those Members may think fit.

43.	The accidental omission to give notice of a meeting to, or the pen-receipt of a notice of a meeting by, any Member entitled to receive notice shall not invalidate the proceedings at any meeting.

44.	All business shall be deemed special that is transacted at an extraordinary general meeting, and all that is transacted at an annual general meeting shall be deemed special with the reception of sanctioning a dividend, the consideration of the counts, balance sheets, the report of the Directors and auditors, the election of Directors and other officers in the ace of those retiring (if any) and the appointment and fixing remuneration of Auditors.

45.	(a)	No business shall be transacted at any general meeting unless a quorum of Members is present at the time that the meeting proceeds to business; save as herein otherwise provided, one or more Members holding in the aggregate not less than one-third of the total issued share capital of the Company present in person or by proxy and entitled to vote shall be a quorum.

(b)	An Ordinary Resolution or a Special Resolution (subject to the provisions of the Law) in writing signed by all the Members for. the tints being entitled to receive notice of and to attend and vote at general meetings, (or being corporations by their duly authorised representatives) including a resolution signed in counterpart by or on behalf of such Members or by way of signed telefax transmission, shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

46.	If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved. In any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, the Members present shall be a quorum.

47.	The chairman, if any, of the Board of Directors shall preside as chairman at every general meeting of the Company.

48.	If there is no such chairman, or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman, the Members present shall choose one of their number to be chairman.

49.	The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid t shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

50.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before or on the declaration of the result of the show of hands) demanded by one or more Members present in person or by proxy who together hold not less than fifteen per cent of the paid-up capital of the Company entitled to vote, and, unless a poll is so demanded, a declaration by the chairman that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost and an entry to that effect in the minutes of the proceedings of the Company, shall be conclusive evidence of the fact, without proof of the number or proportion of the votes recorded in favour of, or against, that resolution.

51.	If a poll is duly demanded it shall be taken in such manner as the chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

52.	In the case of an equality of votes, whether on a show of hands or on a poll, the Chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall be entitled to a second or casting vote.

53.	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs.

VOTES OF MEMBERS

54.	On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote. On a poll every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder.

55.	In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

56.	A Member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee or other person in the nature of a committee appointed by that court, and any such committee or other person may vote by proxy.

57.	No Member shall be entitled to vote at any general meeting, unless all calls or other sums presently payable by him in respect of Shares in the Company have been paid.

58.	On a poll votes may be given either personally or by proxy.

59.	The instrument appointing a proxy shall be in writing under the hand of the Member or, if the Member is a corporation, either under seal or under the hand of a director or officer or attorney duly authorised. A proxy need not be a Member of the Company. A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy is given Provided that no intimation in writing of such death, insanity or revocation as aforesaid shall have been received by the Company at its Registered Office before the commencement of the general meeting, or adjourned meeting, at which it is sought to use the proxy.

60.	The instrument appointing a proxy shall be deposited at the Registered Office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, and in default the instrument of proxy shall not be treated as valid PROVIDED that the chairman of the meeting may in his discretion accept an instrument of proxy sent by telex or telefax upon receipt of telex or telefax confirmation that the signed original thereof has been sent.

61.	An instrument appointing a proxy may be in the or any other form approved by the Directors:

______________________________________ Limited “I,_________________________________,of______________________________,hereby appoint ____________________________________of ________________________as my Proxy, to Vote. For me and on my behalf at the )annual or extraordinary, as the case may bel general meeting of the company to be held on the ______ day of ________________,19 ____.

Signed this ____________ day of ________________________, 19 _________.

62.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

CORPORATIONS ACTING BY REPRESENTATIVES AT MEETING

63.	Any corporation which is a Member of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company.

DIRECTORS AND OFFICERS

64.	(a)	The names of the first Directors shall be determined in writing by the subscribers of the Memorandum of Association.

(b)	Notwithstanding any provision in these Articles to the contrary, a sole Director shall be entitled to exercise all of the powers and functions of the Directors which may be imposed on them by Law or by these Articles.

65.	The remuneration of the Directors shall from time to time be determined by the Company in general meeting. The Directors shall also be entitled to be paid their travelling, hotel and other expenses properly incurred by them in going to, attending and returning from meetings of the Directors, or any committee of the Directors, or general meetings of the Company, or otherwise in connection with the business of the Company, or to receive a fixed allowance in respect thereof as may be determined by the Directors from time to time, or a combination partly of one such method and partly the other.

66.	No Share holding qualification shall be required for Directors unless otherwise required by the Company by Ordinary Resolution.

67.	Any Director may in writing appoint another person who is approved by the majority of the Directors to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time, in writing, revoke the appointment of an alternate appointed by him. Every such a shall be an officer of the Company and shall not be decided to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

68.	The Directors may by resolution appoint one of their number to be Managing Director or President upon such terms as to duration of office remuneration and otherwise as they may think fit.

69.	The Directors may also by resolution appoint a Secretary and such other officers as may from time to time be required upon such terms as to duration of office, remuneration and otherwise as they may think fit. Such Secretary or other officers need not be Directors and in the case of the other officers may be ascribed such titles as the Directors may decide.

POWERS AMD DUTIES OF DIRECTORS

70.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in setting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any clause of these Articles, to the provisions of the Law, and to such regulations, being not inconsistent with the aforesaid clauses or provisions, as may be prescribed by the Company in general meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

71.	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.

72.	(a)	The Directors may from time to time and at any time by Power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

(b)	The Directors may delegate any of the powers exercisable by them to a Managing Director or any other person or persons acting individually or jointly as they may from time to time by resolution appoint upon such terms and conditions and with such restrictions as they may think fit, and may from time to time by resolution revoke, withdraw, alter or vary all or any such powers.

(c)	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments, and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be, in such manner as the Directors shall from time to time by resolution determine.

(d)	No document or deed otherwise duly executed and delivered by or on behalf of the Company shall be regarded as invalid merely because at the date of delivery of the deed or document, the Director, Secretary or other officer or person who shall have executed the same and/or affixed the Seal (if any) thereto as the case may be for an on behalf of the Company shall have ceased to hold such office or to hold such authority on behalf of the Company.

73.	The Directors shall cause minutes to be prepared:-

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Members of the Company and of the Directors and of committees of Directors; and the chairman of all such meetings or of any meeting confirming the minutes thereof shall sign the same.

DISQUALIFICATION AND CHANGES OF DIRECTORS

74.	The office of Director shall be vacated if the Director:-

(a)	becomes bankrupt or makes any arrangement or composition with his creditors generally; or (b) is found to be or becomes of unsound mind; or

(b)	is found to be or become of unsound mind; or

(c)	resigns his office by notice in writing to the Company; or

(d)	if he ceases to be a Director by virtue of, or becomes prohibited from being a Director by reason of, an order made under any provisions of any law or enactment.

75.	At the annual general meeting of the Company in every year the whole of the Directors shall retire from office, but shall be eligible for re-election.

76.	The Company at the general meeting at which a Director retires in manner aforesaid may fill the vacated office by electing a person thereto and in default the retiring Director shall be deemed to have been re-elected unless at such meeting it is resolved not to fill such vacated office.

77.	The number of Directors shall be not less than one, nor unless the Company in general meeting may otherwise determine, more than ten.

78.	Any Casual vacancy occurring in the Board of Directors may be filled by the Directors.

79.	The Directors shall have the power at any time, and from time to time, to appoint a person as an additional Director or persons as additional Directors.

80.	The Company may by Ordinary Resolution remove a Director before the expiration of his period of office, and may by Ordinary Resolution appoint another person in his stead. The person so appointed shall be subject to retirement at the same time as if he had become a Director on the day on which the Director in whose place he is appointed was last elected a Director.

PROCEEDINGS OF DIRECTORS

81.	The Directors may meet together (either within or without the Cayman Islands) for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of an equality of votes the chairman shall have a second or casting vote.

82.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time, summon a meeting of Directors by at least five days notice in Writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered PROVIDED HOWEVER that notice may be waived by all the Directors (or their alternates) either at, before or after the meeting is held PROVIDED FURTHER that notice or waiver thereof may be given by telex or telefax.

83.	The quorum necessary for the transaction of the business of the Directors, may be fixed by the Directors and unless so fixed by the Directors, shall be two Directors or their proxies, save where the subscriber of the Memorandum of Association or the Members in general meeting have appointed a sole Director when such Director acting alone shall constitute a quorum. For the purpose of this Article, an alternate appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

84.	The continuing Directors may act not withstanding any vacancy in their body, but, if and so long as their number is reduced below the number fixed by or pursuant to the Articles of the Company as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a general meeting of the Company, but for no other purpose.

85.	Any Director or officer may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or officer Provided that nothing herein contained shall authorise a Director or officer or his firm to act as Auditor of the Company.

86.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be counted in the quorum of any relevant meeting which he attends and shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon and a general notice that a Director or alternate Director is a Shareholder of any specified firm or company and/or is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure hereunder and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

87.	A Director may appoint any person to act as his proxy to attend and vote on his behalf at meetings of the Directors. Such appointment must be made in writing under the hand of the appointor, and may at any time be revoked in like manner, and may be general or for a specified period, or for specified meetings, or for specified resolutions, and may authorise and direct the appointee to be chairman if the appointor would, if present, be entitled to preside. The form of appointment of proxy may contain directions to the proxy to vote in accordance with instructions given by that Director or, in the absence of such instructions, the proxy may act in his discretion. Notice of every such appointment or revocation must be presented to the meeting of Directors at which the proxy is to be used or first used prior to the commencement of such meeting. A proxy may be given by telex or telefax. The appointee need not be a Director or Member of the Company, but he must furnish the Company with his address.

88.	The Directors may elect a chairman of their meetings and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be chairman of the meeting.

89.	The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

90.	A committee may elect a chairman of its meetings; if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.

91.	A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote.

92.	All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

93.	When the Directors (being in number at least a quorum) sign the minutes of a meeting of the Directors the same shall be deemed to have been duly held notwithstanding that the Directors have not actually come together or that there may have been a technical defect in the proceedings. A resolution signed by all such Directors, including a resolution signed in counterpart by the Directors or by way of signed telefax transmission, shall be as valid and effectual as if it had been passed at a meeting of the Directors duly called and constituted. To the extent permitted by law, the Directors may also meet by telephone conference call where all Directors are capable of speaking to and hearing the other Directors at the same time.

SEALS AND DEEDS

94.	(a)	If the Directors determine that the Company shall have a Seal, the Directors shall provide for the safe custody of the common Seal and the common Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Directors, and in the presence of a Director and of the Secretary or, in place of the Secretary, by such other person as the Directors may appoint for the purpose; and that Director and the Secretary or other person as aforesaid shall sign every instrument to which the common Seal of the Company is so affixed in their presence. Notwithstanding the provisions hereof, annual returns and notices filed under the Law may be executed either as a deed in accordance with the Law or by the common Seal being affixed thereto in either case without the authority of a resolution of the Directors by one Director or the Secretary.

(b)	The Company may maintain a facsimile of any common Seal in such countries or places as the Directors shall appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of the Directors and in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the common Seal had been affixed in the presence of and the instrument signed by a Director and the Secretary or such other person as the Directors may appoint for the propose

(c)	In accordance with the Law, the Company may execute any deed or other instrument which would otherwise be required to be executed under Seal by the signature of such deed or instrument as a deed by two Directors of the Company or by a Director and the Secretary of the Company or, in place of the Secretary, by such other person as the Directors may appoint or by any other person or attorney on behalf of the Company appointed by a deed or other instrument executed as a deed by two Directors of the Company or by a Director and the Secretary or such other person as aforesaid.

DIVIDENDS AND RESERVE

95.	The Company by Ordinary Resolution may declare dividends, but no dividend shall exceed the amount recommended by the Directors.

96.	The Directors may from time to time pay to the Members interim dividends.

97.	No dividend shall be paid otherwise than out of profits or out of monies otherwise available for dividend in accordance with the Law.

98.	Subject to the rights of persons, if any, entitled to Shares with special rights as to dividends, all dividends on any class of Shares not fully paid shall be declared and paid according to the amounts paid on the Shares of that class, but if and so long as nothing is paid-up on any of the Shares in the Company, dividends may be declared and paid according to the number of Shares. No amount paid on a Share in advance of calls shall, while carrying interest, be treated for the purposes of this article as paid on the Share.

99.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for meeting contingencies, or for equalising dividends, or for any other purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may from time to time think fit.

100.	If several persons are registered as joint holders of any Share, any of them may give effectual receipts for any dividend or other moneys payable on or in respect of the Share.

101.	Any dividend may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the of joint holders to any one of such joint holders at his respected address or to such person and such address as the member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such other person as the Member or person entitled or such joint holders as the case may be may direct.

102.	The Directors may declare that any dividend is paid wholly or partly by the distribution of specific assets and in particular of paid-up shares, debentures or debenture stock of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

103.	No dividend shall bear interest against the Company. All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed. Any dividend unclaimed by a Member six years after the dividend payment date shall revert to the Company.

CAPITALISATION OF PROFITS

104.	The Company may upon the recommendation of the Directors by Ordinary Resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution and to appropriate such sums to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provision as they think fit for the case of Shares becoming distributable in fractions (including provision whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

ACCOUNTS

105.	The books of account to the Company’ s affairs shall be kept in accordance Law and otherwise in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors of the Company.

106.	Such Auditors may be appointed and the accounts relating to the Company’s affairs may be audited in such manner as may be determined from time to time by the Company by Ordinary Resolution or failing such determination by the Directors.

WINDING UP

107.	If the Company shall be wound up, the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Law, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any Shares or other securities whereon there is any liability.

108.	If the Company shall be wound up and the assets available for distribution amongst the Members as such shall be insufficient to repay the whole of the paid-up capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the capital paid up, or which ought to have been paid up, at the commencement of the winding up, on the Shares held by them respectively. And if in a winding up the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed amongst the Members in proportion to the capital paid up at the commencement of the winding up on the Shares held by them respectively. This Article is to be without prejudice to the rights of the holders of Shares issued upon special terms and conditions.

NOTICES

109.	(a)	A notice may be given by the Company to any Member either personally or by sending it by post, telex or telefax to him to his registered address, or (if he has no registered address) to the address, if any, supplied by him to the Company for the giving of notices to him.

(b)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and Reading a letter containing the notice (by airmail if the [_____] is outside the Cayman Islands) and to have been effected, in the case of a notice of a meeting at the expiration of three days after the time at which the letter would be delivered in the ordinary course of post.

(c)	Where a notice is sent by telex or telefax, service of the notice shall be deemed to be effected by properly addressing and sending such notice through the appropriate transmitting medium and to have been effected on the day the same is sent.

110.	If a Member has no registered address and has not supplied to the Company an address for the giving of notice to him, a notice addressed to him and advertised in a newspaper circulating in the Cayman Islands shall be deemed to be duly given to him at noon on the day following the day on which the newspaper is circulated and the advertisement appeared therein.

111.	A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register of Members in respect of the Share.

112.	A notice may be given by the Company to the person entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post in a prepaid letter addressed to them by name , or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description, at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

113.	Notice of every general meeting shall be given in some manner hereinbefore authorised to:

(a)	every Member entitled to vote except those Members entitled to vote who (having no registered address) have not supplied to the Company an address for the giving of notices to them; and

(b)	every person entitled to a Share in consequence of the death or bankruptcy of a Member, who, but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other persons shall be entitled to receive notices of general meetings.

RECORD DATE

114.	The Directors may flat in advance a date as the record date for any determination of Members entitled to notice of or to vote at a meeting of the Members and, for the purpose of determining the Members entitled to receive payment of any dividend, the Directors may, at or within 90 days prior to the date of the declaration of such dividend, fix a subsequent date as the record date for such determination.

AMENDMENT OF MEMORANDUM AND ARTICLES

115.	Subject to and insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part Provided however that no such amendment shall effect the rights attaching to any class of Shares without the consent or sanction provided for in Article 3(b).

ORGANISATION EXPENSES

116.	The preliminary and organisation expenses incurred in forming the Company shall be paid by the Company and may be amortised in such manner and over such period of time and at such rate as the Directors shall determine and the amount so paid shall in the accounts of the Company, be charged against income and/or capital.

OFFICES OF THE COMPANY

117.	The Registered Office of the Company shall be at such address in the Cayman, Islands as the Directors shall from time to time determine. The Company, in addition to its Registered Office, may establish and maintain an office in the Cayman Islands or elsewhere as the Directors may from time to time determine.

INDEMNITY

118.	Every Director and officer for the time being of the Company or any trustee for the time being acting in relation to the affairs of the Company and their respective heirs, executors, administrators, personal representatives or successors or assigns shall, in the absence of wilful neglect or default, be indemnified by the Company against, and it shall be the duty of the Directors out of the funds and other assets of the Company to pay, all costs, losses, damages and expenses, including travelling expenses, which any such Director, officer or trustee may incur or become liable in respect of by reason of any contract entered into, or act or thing done by him as such Director, officer or trustee, or in any way in or about the execution of his duties and the amount for which such indemnity is provided shall immediately attach as a lien on the property of the Company and have priority as between the Members over all other claims. No such Director, officer or trustee shall be liable or answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt or other act for conformity or for any loss or expense happening to the Company through the insufficiency or deficiency of any security in or upon which any of the monies of the Company shall be invested or for any loss of any of the moneys of the Company which shall be invested or for any 1oss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any monies, securities or effects deposited, or for any other loss, damage or misfortune whatsoever which shall happen in or about the execution of the duties of his respective office or trust or in relation thereto unless the same happen through his own wilful neglect or default.

NAME OF SUBSCRIBER	ADDRESS	DESCRIPTION OF SUBSCRIBER
Huntlaw Nominees Ltd.	P.0. Box 1350 Grand Cayman Islands	Company

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DATED the 3rd day November, One Thousand Nine Hundred and Ninety – Four

Witness to the above signature:-